As filed with the Securities and Exchange Commission on October 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	22-3410353
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

ONE SUBURBAN PLAZA
240 ROUTE 10 WEST
WHIPPANY, NEW JERSEY 07981-0206

(Address of principal executive offices)

AMENDED AND RESTATED SUBURBAN PROPANE PARTNERS, L.P. 2000
RESTRICTED UNIT PLAN

(Full title of the plans)

PAUL ABEL, ESQ.
GENERAL COUNSEL & SECRETARY
SUBURBAN PROPANE PARTNERS, L.P.
ONE SUBURBAN PLAZA
240 ROUTE 10 WEST
WHIPPANY, NEW JERSEY 07981-0206

(Name and address of agent for service)

(973) 503 9967

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Units	230,000	$34.385	$7,909,700	$846

(1)	Plus such indeterminate number of Common Units of Suburban Propane Partners, L.P. as may be issued to prevent dilution resulting from dividends, splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sales prices for the Common Units reported by the New York Stock Exchange on October 13, 2006.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement registers 230,000 additional common units of Suburban Propane Partners, L.P., for issuance pursuant to the Amended and Restated Suburban Propane Partners, L.P. 2000 Restricted Unit Plan. The contents of the earlier Registration Statement on Form S-8 filed with respect to the Suburban Propane Partners, L.P. 2000 Restricted Unit Plan, as filed with the Securities and Exchange Commission on November 8, 2001, Registration Statement No. 333-72972 are, to the extent not modified herein, hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

EXHIBIT	DESCRIPTION
3.1	Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (‘‘Suburban’’) dated as of October 19, 2006 (Incorporated by reference to Exhibit 3.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).
4.1	Description of Common Units of Suburban (Incorporated by reference to Exhibit 4.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).
5	Opinion of Richards, Layton & Finger, P.A. as to the legality of Common Units being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Richards, Layton & Finger, P.A. (included in the Opinion filed as Exhibit 5).
24	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).
99	Amended and Restated Suburban Propane Partners, L.P. 2000 Restricted Unit Plan (Incorporated by reference to Exhibit 10.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Suburban Propane Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey, on October 19, 2006.

SUBURBAN PROPANE PARTNERS, L.P.
By: /s/ MARK A. ALEXANDER
Mark A. Alexander Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Alexander, Paul Abel and Michael Stivala, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MARK A. ALEXANDER	Chief Executive Officer (Principal Executive Officer) and Member of the Board of Supervisors	October 19, 2006

Mark A. Alexander

/s/ MICHAEL J. DUNN, JR.	President and Member of the Board of Supervisors	October 19, 2006

Michael J. Dunn, Jr.

/s/ JOHN HOYT STOOKEY	Chairman, Board of Supervisors	October 19, 2006

John Hoyt Stookey

/s/ HAROLD R. LOGAN	Member, Board of Supervisors	October 19, 2006

Harold R. Logan

/s/ DUDLEY C. MECUM	Member, Board of Supervisors	October 19, 2006

Dudley C. Mecum

/s/ ROBERT M. PLANTE	Vice President and Chief Financial Officer (Principal Financial Officer)	October 19, 2006

Robert M. Plante

/s/ MICHAEL STIVALA	Controller and Chief Accounting Officer (Principal Accounting Officer)	October 19, 2006

Michael Stivala

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3.1	Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P. (‘‘Suburban’’) dated as of October 19, 2006 (Incorporated by reference to Exhibit 3.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).
4.1	Description of Common Units of Suburban (Incorporated by reference to Exhibit 4.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).
5	Opinion of Richards, Layton & Finger, P.A. as to the legality of Common Units being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Richards, Layton & Finger, P.A. (included in the Opinion filed as Exhibit 5).
24	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).
99	Amended and Restated Suburban Propane Partners, L.P. 2000 Restricted Unit Plan (Incorporated by reference to Exhibit 10.1 to Suburban’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006).